Investor Relations Contact:	Public Relations Contact:
Randi Paikoff Feigin	Kathy Durr
Tel: 408-745-2371 randi@juniper.net	Tel: 408-745-5058 kdurr@juniper.net

Juniper Networks, Inc. Reports Q1’05 Financial Results
Q1’05 Net Revenue $449.1M; GAAP EPS $0.13; Non-GAAP EPS $0.16

Sunnyvale, CA – April 19, 2005 — Juniper Networks, Inc. (NASDAQ: JNPR) today reported its results for the quarter ended March 31, 2005.

Net revenues for the quarter were $449.1 million, compared to $224.1 million for the same period last year, an increase of 100%.

GAAP net income for the quarter was $75.4 million or $0.13 per share, compared to a GAAP net income of $33.5 million or $0.08 per share in the first quarter of 2004. Non-GAAP net income was $91.9 million or $0.16 per share, compared to non-GAAP net income of $36.4 million or $0.08 per share in the first quarter of 2004. See the table at the bottom of the Non-GAAP Condensed Consolidated Statements of Operations for a reconciliation of the non-GAAP net income to the GAAP net income.

Cash provided by operations was $134.4 million for the quarter, compared to cash provided by operations of $72.8 million for the same period last year. Capital expenditures and depreciation during the quarter were approximately $22.5 million and $11.7 million, respectively.

“We are once again pleased with the results behind a solid quarter of growth in both our financial metrics as well as our marketplace progress,” said Scott Kriens, chairman and CEO of Juniper Networks. “The themes behind our success remain the same – innovation, focus, execution – all of which makes the delivery of our continued growth possible and expands our leadership presence in the industry”.

Juniper Networks is focusing on leveraging its traffic processing expertise to deliver secure and assured networking to help our customers in numerous ways and across different geographies.

•	Juniper Networks is enabling its service provider customers to enhance their businesses through the delivery of higher-margin content and network-based services. With the recently announced acquisition of Kagoor Networks the company is extending the value offered to these customers, allowing them to deliver rich services such as Voice-over-IP with security and assurance.

•	An increasing number of service providers worldwide are offering both network and customer premise equipment (CPE) -based managed SSL VPN services based on our market leading products. These solutions enable them to deliver flexibility, security, and performance assurances to their customers across a range of operating environments and usage conditions.

•	Juniper Networks is delivering solutions to secure intranets and extranets by rebuilding trust in the network. This includes enabling customers to identify and address not only who is on the network, and what device they are using, but also what they are trying to do on the network.

•	In addition, Juniper Networks is seeing the robustness and quality of the portfolio extending into the enterprise through our J-series and M-series platforms. These platforms are being deployed by service providers, either as managed CPE offerings to upgrade premium managed services and deliver end-to-end quality of service, or by large distributed enterprises for whom centralized management, MPLS and robust software are key in supporting their mission critical business functions.

Juniper Networks will host a conference call web cast today, April 19, 2005 at 1:45 p.m. (Pacific Time), to be broadcasted live over the Internet http://www.juniper.net/company/investor/conferencecall.html. The conference call will be archived on the Juniper Networks website until May 19, 2005. A replay will be accessible by telephone after 3:00 p.m. Pacific Time through April 26th, 2005 by dialing 800-633-8284 (or 402-977-9140), reservation number, 21238298. The replays will be available 24 hours/day, including weekends.

About Juniper Networks, Inc.

Juniper Networks is the leader in enabling secure and assured communications over a single IP network. The company’s purpose-built, high performance IP platforms enable customers to support many different services and applications at scale. Service providers, enterprises, governments and research and education institutions worldwide rely on Juniper Networks to deliver products for building networks that are tailored to the specific needs of their users, services and applications. Juniper Networks’ portfolio of proven networking and security solutions supports the complex scale, security and performance requirements of the world’s most demanding networks. Additional information can be found at www.juniper.net.

Juniper Networks, the Juniper Networks logo, NetScreen, NetScreen Technologies, the NetScreen logo, NetScreen-Global Pro, ScreenOS, and GigaScreen are registered trademarks of Juniper Networks, Inc. in the United States and other countries.

Statements in this release concerning Juniper Networks’ business outlook, future financial and operating results, and overall future prospects are forward looking statements that involve a number of uncertainties and risks. Actual results could differ materially from those anticipated in those forward-looking statements as a result of certain factors, including: general economic conditions globally or regionally; business and economic conditions in the networking industry; changes in overall technology spending; the network capacity requirements of communication service providers; increases in competition; the timing of orders and their fulfillment; availability and cost of key parts and supplies; ability to establish and maintain relationships with distributors and resellers; variations in the expected mix of products sold; changes in customer mix; customer and industry analyst perceptions of Juniper Networks and its technology, products and future prospects; delays in scheduled product availability; market acceptance of our products and services; rapid technological and market change; adoption of regulations or standards affecting our products, services or industry; the ability to successfully acquire, integrate and manage businesses and technologies; product defects, returns or vulnerabilities; the ability to recruit and retain key personnel; currency fluctuations; litigation; and other factors listed in our most recent report on Form 10-K filed with the Securities and Exchange Commission. All statements made in this press release are made only as of the date set forth at the beginning of this release. Juniper Networks undertakes no obligation to update the information in this release in the event facts or circumstances subsequently change after the date of this press release.

Juniper Networks, Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	March 31, 2005	December 31, 2004
ASSETS

Current assets:
Cash and cash equivalents	$819,548	$713,182
Short-term investments	435,301	404,659
Accounts receivable, net	184,789	187,306
Prepaid expenses and other current assets	114,962	108,586
Total current assets	1,554,600	1,413,733
Property and equipment, net	286,438	275,612
Long-term investments	603,655	595,234
Restricted cash	31,299	31,226
Goodwill	4,433,530	4,427,930
Purchased intangible assets, net and other long-term assets	251,668	255,979
Total assets	$7,161,190	$6,999,714
LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$106,723	$113,890
Other accrued liabilities	211,201	229,197
Deferred revenue	197,860	159,750
Total current liabilities	515,784	502,837
Deferred revenue, net of current portion	31,339	22,700
Convertible senior notes and other long-term liabilities	479,111	481,440
Commitments and contingencies

Stockholders’ equity:
Common stock and additional paid-in capital	5,948,635	5,888,220
Deferred stock compensation	(21,084)	(32,394)
Accumulated other comprehensive loss	(5,657)	(716)
Retained earnings	213,062	137,627
Total stockholders’ equity	6,134,956	5,992,737
Total liabilities and stockholders’ equity	$7,161,190	$6,999,714

Juniper Networks, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three months ended March 31,
	2005	2004

Net revenues:
Product (1)	$392,280	$194,184
Service	56,832	29,869
Total net revenues	449,112	224,053

Cost of revenues:
Product	112,480	56,565
Service	30,715	17,454
Total cost of revenues	143,195	74,019
Gross profit	305,917	150,034

Operating expenses:
Research and development	76,128	46,630
Sales and marketing	91,428	43,540
General and administrative	15,467	8,865
Amortization of purchased intangible assets and deferred stock compensation	21,964	4,129
Total operating expenses	204,987	103,164
Operating income	100,930	46,870
Interest and other income	10,661	4,986
Interest expense	(363)	(2,500)
Income before income taxes	111,228	49,356
Provision for income taxes	35,793	15,816
Net income	$75,435	$33,540

Net income per share:
Basic	$0.14	$0.09
Diluted*	$0.13	$0.08

Shares used in computing net income per share:
Basic	542,651	394,496
Diluted*	587,659	441,719

(1) Product net revenues are generated from groups of similar products as follows:
Infrastructure	$304,131	$194,184
Security	88,149	–
Total	$392,280	$194,184

*2004 amounts have been restated to include shares issuable upon conversion of the Zero Coupon Convertible Senior Notes due June 15, 2008

Juniper Networks, Inc.
Non-GAAP Condensed Consolidated Statements of Operations (1)
(in thousands, except per share amounts)

	Three months ended March 31,
	2005	2004

Net revenues:
Product	$392,280	$194,184
Service	56,832	29,869
Total net revenues	449,112	224,053

Cost of revenues:
Product	112,480	56,565
Service	30,715	17,454
Total cost of revenues	143,195	74,019
Gross margin	305,917	150,034

Operating expenses:
Research and development	76,128	46,630
Sales and marketing	91,428	43,540
General and administrative	15,467	8,865
Total operating expenses	183,023	99,035
Operating income	122,894	50,999
Interest and other income	10,661	4,986
Interest expense	(363)	(2,500)
Income before income taxes	133,192	53,485
Provision for income taxes	41,290	17,115
Net income	$91,902	$36,370

Net income per share:
Basic	$0.17	$0.09
Diluted*	$0.16	$0.08

Shares used in computing net income per share:
Basic	542,651	394,496
Diluted*	587,659	441,719

*2004 amounts have been restated to include shares issuable upon conversion of the Zero Coupon Convertible Senior Notes due June 15, 2008

(1) The non-GAAP statements exclude the amortization of purchased intangibles and deferred stock compensation. See reconciliation to GAAP information below:

	Three months ended March 31,
	2005	2004
Non-GAAP net income	$91,902	$36,370
Amortization of purchased intangible assets and deferred stock compensation	(21,964)	(4,129)
Income tax effect	5,497	1,299
Net income	$75,435	$33,540

Juniper Networks, Inc.
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Three months ended March 31,
	2005	2004
Operating Activities:
Net income	$75,435	$33,540

Adjustments to reconcile net income to net cash from operating activities:
Depreciation	11,735	8,603
Amortization of purchased intangibles, deferred stock compensation and debt issuance costs	22,327	4,599
Tax benefit of employee stock option plans	28,910	–

Changes in operating assets and liabilities:
Accounts receivable	2,517	(9,478)
Prepaid expenses, other current assets and other long-term assets	(19,601)	5,915
Accounts payable	(7,167)	3,992
Other accrued liabilities	(26,516)	586
Deferred revenue	46,749	25,008
Net cash provided by operating activities	134,389	72,765
Investing Activities:
Purchases of property and equipment, net	(22,549)	(7,612)
Purchases of available-for-sale investments	(235,235)	(120,615)
Maturities and sales of available-for-sale investments	191,422	78,355
Decrease in restricted cash	(73)	2
Minority equity investments	(968)	(1,090)
Net cash used in investing activities	(67,403)	(50,960)
Financing Activities:
Proceeds from issuance of common stock	39,380	41,083
Net cash provided by financing activities	39,380	41,083
Net increase in cash and cash equivalents	106,366	62,888
Cash and cash equivalents at beginning of period	713,182	365,606
Cash and cash equivalents at end of period	$819,548	$428,494